                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 13, 2005
                                                         ----------------

                                 WHX CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

    Delaware                         1-2394                     13-3768097
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission               (IRS Employer
 of incorporation)                   File Number)            Identification No.)

     110 East 59th Street, New York, New York                      10022
--------------------------------------------------------------------------------
 (Address of principal executive offices)                        (zip code)

Registrant's telephone number, including area code: (212) 355-5200
                                                    --------------

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

      Check the  appropriate  box below if the Form 8-K  filing is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      / /    Written  communications  pursuant to Rule 425 under the  Securities
             Act (17 CFR 230.425)

      / /    Soliciting  material pursuant to rule 15a-12 under the Exchange Act
             (17 CFR 240.15a-12)

     / /     Pre-commencement communications pursuant to Rule 15d-2(b) under the
             Exchange Act (17 CFR 240.15d-2(b))

     / /     Pre-commencement communications pursuant to Rule 13e-4(c) under the
             Exchange Act (17 CFR 240.13e-(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities
             -------------------------------------------------

            In November of 2004, WHX Corporation (the "Company")  announced that
 Handy & Harman, a wholly owned subsidiary,  had signed a non-binding  letter of intent to sell its wire  business and that it was  negotiating  the sale of its steel cable  business.  The decision to sell was based on  continued  operating losses,  deteriorating  margins and rising raw material  costs  experienced  by these  businesses.  At that time the  Company  stated that if it were unable to complete  these sales it would  consider  the closure of these  operations.  On
 January 13, 2005, the Company  determined that a sale of these operations could not be completed on terms satisfactory to the Company. Accordingly, the Company has decided to  permanently  close the Wire & Cable  operations.  The  affected operations are located in Cockeysville, Maryland and Oriskany, New York.

            The  decision to close these  operations  will result in a charge in the range of approximately $2.7 million to $3.2 million for termination benefits for 146 union employees and 46 salaried  employees.  Cash expenditures for these termination  benefits are  expected to  approximate  the charge.  The Company is currently evaluating the appropriate period for recognition of the components of these  charges.  In addition,  the Company will operate  these  facilities  on a limited  basis  in the  first  quarter  of 2005 in  order  to  fulfill  customer commitments.  The Company estimates that operating losses and closure costs will be in the range of $3.5 million to $3.9  million.  Estimated  cash  expenditures related to operating losses and the closure will be in the range of $3.5 million to $3.9  million  and are  expected  to be  incurred  over the next six  months.
Accordingly,  the estimated total cost including termination benefits, operating losses and closure  costs will be in the range of $6.2 million to $7.1  million.
The Company had  previously  disclosed an estimated loss of between $5.0 million and $7.0  million  in  connection  with the  possible  sale or  closure of these businesses.  Loss and cash  expenditure  estimates  could vary based upon actual timing of closure and other factors.

                                   SIGNATURES
                                   ----------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WHX CORPORATION

Dated: January 20, 2005                 By: /s/ Robert Hynes
                                            -----------------------------------
                                            Name:  Robert Hynes
                                            Title: Chief Financial Officer